Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF HONEYWELL INTERNATIONAL INC. THAT, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S (THE PERIOD PRECEDING SUCH DATE, THE “RESTRICTED PERIOD”), IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO HONEYWELL INTERNATIONAL INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE

FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, HONEYWELL INTERNATIONAL INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT. THIS PARAGRAPH AND THE TWO PARAGRAPHS THAT DIRECTLY PRECEDE IT IN THIS LEGEND SHALL BE DEEMED REMOVED FROM THE FACE OF THIS SECURITY WITHOUT FURTHER ACTION OF THE COMPANY, THE TRUSTEE, THE HOLDERS OR, IF APPLICABLE, THE DEPOSITARY UPON THE EXPIRATION OF THE RESTRICTED PERIOD.

HONEYWELL INTERNATIONAL INC.
3.812% Senior Note Due 2047

REGISTERED No. S-1	U.S. $______________

Registered CUSIP: U4389JAA6

Registered ISIN: USU4389JAA61

HONEYWELL INTERNATIONAL INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture described herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of ____________ U.S. DOLLARS (U.S. $______) on November 21, 2047 (the “Maturity Date”), and to pay interest on said principal sum semiannually in arrears on May 21 and November 21 of each year, commencing May 21, 2018 (each such date on which the Company is required to pay interest being referred to herein as an “Interest Payment Date”) (subject to adjustment as provided below), at the initial interest rate of 3.812% per annum from November 21, 2017, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Stated Maturity of the principal of this Security, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on May 6 or November 6 (each being referred to herein as a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. As used herein, “Business Day” means any day, other than Saturday or Sunday, on which banks are not required or authorized by law or executive order to close in New York City.

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payments of interest, principal and premium, if any, on this Security will be made (except as specified below) by wire transfer in same day funds to the Registered Holder at such Holder’s address appearing on the Security Register on the relevant Regular Record Date. In the event the Securities are issued in fully certificated registered form, such payments will be made at the corporate trust office of the Trustee in New York City, or at the option of the Company, by mailing a check to such Registered Holder.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated November 21, 2017, among Barclays Capital Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BBVA Securities Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., ICBC Standard Bank Plc, Loop Capital Markets LLC, RBC Capital Markets, LLC, RBS Securities Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank, TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., as the dealer managers (the “Registration Rights Agreement”), including receipt of Additional Interest upon a Registration Default (as defined in such agreement). The Company shall make payments of Additional Interest in accordance with the provisions set forth herein for the payment of regular interest.

Initially, Deutsche Bank Trust Company Americas will be the Paying Agent for this Security. The Company reserves the right at any time to remove any Paying Agent without notice to the Holders, to appoint additional or other Paying Agents without notice to the Holders and to approve any change in the office through which any Paying Agent acts; provided, however, that there will at all times be a Paying Agent in New York City.

This is one of the Securities issued under an indenture dated November 21, 2017 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations and duties of the Company, the Trustee and the Paying Agent for this Security, and the terms upon which the Securities are, and are to be, authenticated and delivered. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

The Indenture limits the original aggregate principal amount of the Securities to $______, but Additional Securities may be issued pursuant to the Indenture, and the originally issued Securities and all such Additional Securities vote together for all purposes as a single class.

This Security is subject to redemption, in whole or in part, at the option of the Company at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities to be redeemed at least 10 days but not more than 60 days prior to the redemption. Prior to May 21, 2047 (six months prior to the maturity date of the Securities (the “Par Call Date”)), the “make-whole premium” redemption price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Securities that would be due if such notes matured on the Par Call Date (not including the amount, if any, of accrued and unpaid interest to, but excluding, the date of redemption), discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus 15 basis points. Accrued interest will be paid to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Securities are redeemable, in whole or in part, at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the principal amount of such notes to be redeemed plus accrued interest to, but not including, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Securities called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities called for redemption calculated, with respect to the Securities redeemed prior to the Par Call Date, as if the maturity date of the Securities were the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by the Company, of the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and Goldman Sachs & Co. LLC, and each of their respective successors. If any one shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Securities called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Securities called for redemption, the amount of the next succeeding scheduled interest payment on such Securities will be reduced by the amount of interest accrued to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after a redemption date, interest will cease to accrue on the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before a redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the trustee in accordance with the procedures of the Depositary Trust Company. This Security will not be subject to any sinking fund.

If an Event of Default with respect to the Security shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities to be affected at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Except as provided below in the case of a defeasance, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Under the terms of the Indenture, the Company may satisfy and discharge its obligations with respect to the Securities by depositing in trust for the Holders of the Outstanding Securities an amount in cash or the equivalent in securities of the government which issued the currency in which the Securities are denominated or government agencies backed by the full faith and credit of such government sufficient to pay and discharge the entire indebtedness on the Securities for principal of and premium, if any, and interest then due or to become due to the Stated Maturity of the principal of the Securities (a “defeasance”). In such event, the Company will be released and discharged from its obligations to pay interest on the Securities and to pay the principal thereof at its Maturity.

A Holder may register the transfer or exchange of the Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

This Security is issuable only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

This Security and all the obligations of the Company hereunder are direct, senior unsecured and unsubordinated obligations of the Company and rank pari passu with all other senior unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, HONEYWELL INTERNATIONAL INC. has caused this Security to be manually executed under its corporate seal.

Dated:

[Seal]	HONEYWELL INTERNATIONAL INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

[Signature Page –Global Security]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM–as tenants in common

UNIF GIFT MIN ACT–	Custodian

Under Uniform Gifts to Minors Act

TEN ENT–as tenants by the entireties

JT TEN–as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR THE VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE:

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

In connection with any transfer of this Security occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐           (1)           This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐           (2)           This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐           (3)           This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges of a part of this Global Security for Certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated:	CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as
Trustee

By:
Name:
Title:

[Signature Page – Global Security]